UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2022

ESPORTS ENTERTAINMENT GROUP, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-39262	26-3062752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Block 6, Triq Paceville

St. Julians, STJ 3109

Malta

(Address of principal executive offices, including zip code)

356 2757 7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GMBL	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	GMBLQ	The Nasdaq Stock Market LLC
10.0% Series A Cumulative Redeemable Convertible Preferred Stock	GMBLP	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	GMBLZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2022, the board of directors (the “Board”) of Esports Entertainment Group, Inc. (the “Company”) appointed Ms. Kaitesi Munroe as member of the Board, (the “Appointment”), effective June 1, 2022 (the “Effective Date”).

Kaitesi Munroe, 30, Director

Ms. Munroe has served as a Principal of Cozen O’Connor, Public Strategies since June 2021. Prior to joining Cozen O’Connor, Ms. Munroe was the Government Affairs & Social Impact Associate at The Madison Square Garden Company from November 2019 to April 2021, where she assisted in the implementation and operation of the MSG Relief Fund, a $2.6 million fund to support MSG employees impacted by the COVID-19 pandemic. She also served on the company’s 15-member Diversity & Inclusion Advisory Council to promote equity within the workforce and supply chain. Ms. Munroe was a legislative analyst for the New York State Assembly from June 2015 to November 2019, where she designed the enabling legislative framework for implementing Daily Fantasy Sports in New York that generated millions in state revenue. She co-founded the Caucus Young Professionals in November 2018, which has raised more than $15,000 to implement the first ever Annual Young Professional Networking Receptions for the NYS Association of Black and Puerto Rican Legislators’ Caucus weekend.

The Board believes that Ms. Munroe’s experience makes her ideally qualified to help lead the Company towards continued growth and success.

Family Relationships

Ms. Munroe does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Ms. Munroe reportable under Item 404(a) of Regulation S-K.

Compensatory Arrangements

In connection with the Appointment, the Company entered into a director agreement with Ms. Munroe (the “Director Agreement”). Pursuant to the Director Agreement, Ms. Munroe will be paid an annual fee of $60,000, payable on a quarterly basis, for her services as a member of the Board.

Item 5.02 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Director Agreement, and such descriptions is qualified in its entirety by reference to the full text of the Director Agreement, a copy of which is filed herewith as Exhibit 10.1.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Form director agreement (incorporated herein by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on May 4, 2022)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESPORTS ENTERTAINMENT GROUP, INC.

Dated: May 19, 2022	By:	/s/ Grant Johnson
Grant Johnson Chief Executive Officer